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                                                                   EXHIBIT 10.09



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Director or Officer


                           INDEMNIFICATION AGREEMENT


     AGREEMENT, effective as of _______________, 1994 between Rayonier Inc., a North Carolina corporation (the "Company"), and ____________________ (the "Indemnitee").

     WHEREAS, it is essential that the Company attract and maintain responsible, qualified directors and corporate officers; and

     WHEREAS, the Indemnitee is a director or corporate officer of the Company; and

     WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and corporate officers of public companies in today's environment, as well as the possibility that in certain control situations a threat of litigation may be employed to deter them from exercising their best judgment in the interest of the Company, and the consequent need to allocate the risk of personal liability through indemnification and insurance; and

     WHEREAS, the Amended and Restated Articles of Incorporation of the Company (the "Charter") requires the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted from time to time by law and the Indemnitee is willing to serve or continue to serve as a director or corporate officer of the Company provided that he be indemnified as provided herein; and

     WHEREAS, in recognition of the Indemnitee's need for substantial protection against personal liability and of the Indemnitee's reliance on the Charter, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Charter will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of the Charter or any change in the composition of the Company's Board of Directors or any acquisition transaction involving the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to the Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors and officers liability insurance policies.

     NOW, THEREFORE, in consideration of the premises and of the Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and





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intending to be legally bound hereby, the parties hereto do hereby covenant and agree as follows:

     01.  CERTAIN DEFINITIONS

     (a) CHANGE IN CONTROL: Shall be deemed to have occurred if after the date hereof (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Act") disclosing that any person, other than the Company or any employee benefit plan sponsored by the Company, is the beneficial owner (as the term is defined in Rule 13d-3 under the Act) directly or indirectly, of twenty percent or more of the total voting power represented by the Company's then outstanding Voting Securities (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Voting Securities); or
(ii) any person, other than the Company or any employee benefit plan sponsored by the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Voting Securities of the Company (or securities convertible into such Voting Securities) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner directly or indirectly, of twenty percent or more of the total voting power represented by the Company's then outstanding Voting Securities (all as calculated under clause (i)); or (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation (other than a merger of the Company in which holders of Common Shares of the Company immediately prior to the merger have the same proportionate ownership of Common Shares of the surviving corporation immediately after the merger as immediately before), or pursuant to which Common Shares of the Company would be converted into cash, securities or other property, or (B) any sale, lease, exchange of other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (iv) there shall have been a change in the composition of the Board of Directors of the Company at any time during any consecutive twenty-four month period such that "continuing directors" cease for any reason to constitute at least a 70% majority of the Board. For purposes of this clause, "continuing directors" means those members of the Board who either were directors at the beginning of such consecutive twenty-four month period or were elected by or on the nomination or recommendation of at least a 70% majority of the then-existing Board. So long as there has not been a Change in Control within the meaning of clause (iv), the Board of Directors may adopt by a 70% majority vote of the "continuing directors" a resolution to the effect that a prior Change of Control within the meaning of clauses (i) or (ii) is no longer applicable for the purposes of future Expenses in connection with future Proceedings to which this Agreement relates.

     (b) EXPENSES: Expenses of every kind incurred in connection with a Proceeding, including counsel fees. Expenses shall include, without limitation, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone and fax charges, postage, delivery service charges, costs associated with procurement of surety bonds or loans or other costs associated with the





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stay of a judgment, penalty or fine, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

     (c) INDEPENDENT COUNSEL: A lawyer or law firm that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or the Indemnitee in any matter, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine Indemnitee's rights under this Agreement. Independent Counsel may be, but need not be, a member(s) of the bar of North Carolina.

     (d) PROCEEDING: Any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal. A "Proceeding" may be instituted by another party, or by or in the right of the Company, or by the Indemnitee. The term "Proceeding" shall also include any preliminary inquiry or investigation that the Indemnitee in good faith believes might lead to the institution of a "Proceeding".

     (e) REVIEWING PARTY: Any appropriate person or body consisting of (i) a member or members of the Company's Board of Directors or (ii) any other person or body duly appointed by the Board who is not a party to the particular Proceeding for which the Indemnitee is seeking indemnification, or (iii) Independent Counsel.

     (f) VOTING SECURITIES: Any securities of the Company which vote generally in the election of directors.

     2. TERM OF AGREEMENT: This Agreement shall continue until and terminate upon the later of (i) the tenth anniversary after the date that the Indemnitee shall have ceased to serve as a director or officer of the Company (or in any other capacity in respect of which he has rights of indemnification hereunder); or (ii) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder, including any Proceeding commenced by the Indemnitee to enforce the Indemnitee's rights under this Agreement.

     3. RIGHT TO INDEMNIFICATION AND ADVANCE; HOW DETERMINED.

     (a) In the event the Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in whole or in part out of) Indemnitee's present or former status as a director, officer or fiduciary of the Company, or Indemnitee having served at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, joint venture, employee benefit plan, trust or other enterprise, the Company shall indemnify the Indemnitee to the fullest extent permitted by





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law in effect on the date hereof (and to such greater extent as applicable law may hereafter permit) against the obligation to pay any and all Expenses, judgments, settlements, penalties, or fines (including any interest assessed, and including any excise tax assessed with respect to an employee benefit plan) incurred on account of or with respect to such Proceeding. Such indemnification shall be made as soon as practicable, but in any event no later than sixty days after written demand is presented to the Secretary of the Company. This Agreement shall be effective as well with respect to any such Proceedings which relate to acts or omissions occurring or allegedly occurring prior to the execution of this Agreement, and regardless of whether the Company may have been incorporated in a different jurisdiction at the time of such acts or omissions.

     (b) In connection with any such Proceeding, if so requested by the Indemnitee, the Company shall advance, within two business days of such request, any and all reasonable Expenses to the Indemnitee (an "Expense Advance"). An Expense Advance shall be made without awaiting the results of the Proceeding giving rise to the Expenses or the outcome of any further Proceeding to determine the Indemnitee's right to indemnification hereunder, and without making any preliminary determination as to the Indemnitee's state of mind at the time of the activities in question.

     (c) Notwithstanding the foregoing, the Company shall not be obligated to indemnify under this Section 3 a person made a party to a Proceeding if (i) the Indemnitee is not successful within the meaning of Section 6 and (ii) the appropriate Reviewing Party specified in subsection (e) below shall have affirmatively determined (in a written opinion in any case in which Independent Counsel referred to in Section 4 hereof is involved, a copy of which shall be delivered to the Indemnitee) that the Indemnitee's activities in question were at the time taken known or believed by him to be clearly in conflict with the best interests of the Company. The obligation of the Company promptly to make an Expense Advance(s) pursuant to subsection (b) above is unqualified, is not subject to any means or other credit test, and shall be enforceable by the Indemnitee in summary judicial proceedings; but shall be subject, however, to the condition subsequent that if, when and to the extent the Reviewing Party may subsequently determine that the Indemnitee's activities were at the time taken known or believed by him to be clearly in conflict with the best interests of the Company, then the Company shall be entitled to be reimbursed by the Indemnitee for all such amounts theretofore advanced. The obligation of the Indemnitee to make such reimbursement shall be unsecured and without interest. The Indemnitee hereby undertakes so to reimburse the Company, the receipt of which unsecured and interest free undertaking is hereby accepted by the Company as the sole condition of advancing the Indemnitee's Expenses pursuant to subsection (b) above. If the Indemnitee has commenced legal or arbitration proceedings to secure a determination that the Indemnitee should be indemnified hereunder, the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final determination is made by the court or the arbitrators as the case may be that the Indemnitee's activities were at the time taken known or believed by him to be clearly in conflict with the best interests of the Company.





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     (d) Notwithstanding anything in this Agreement to the contrary, prior to a
Change in Control, the Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by the Indemnitee unless the Board of Directors has authorized or consented to the initiation of such Proceeding. For purposes of the foregoing sentence, a Proceeding shall not be deemed to have been "initiated" by the Indemnitee where its primary purpose is to enforce the Indemnitee's rights under this Agreement.

     (e) If there has not been a Change in Control, the Reviewing Party shall be as determined by the Board of Directors, either in the specific case or
under procedures   adopted by the Board.  If there has been a Change in Control
(other than one approved in advance by a majority of the company's Board of Directors who were elected by the public shareholders prior to such Change in Control), the Reviewing Party shall be the Independent Counsel referred to in
Section 4.

     (f) If there has been a Change in Control and any dispute arises under this Agreement, the parties agree that at the Indemnitee's option such dispute shall be resolved by binding arbitration proceedings in accordance with the rules of the American Arbitration Association and the results of such proceedings shall be conclusive on both parties and shall not be subject to judicial interference or review on any ground whatsoever, including without limitation any claim that the Company was wrongfully induced to enter into this agreement to arbitrate such a dispute. The Company shall pay the cost of any arbitration proceedings under this Agreement. The Indemnitee shall be entitled to advancement of his Expenses in connection with such proceedings and, notwithstanding anything to the contrary in subsection (c) above, the Indemnitee shall be obligated to reimburse the Company for his Expenses in connection with such arbitration proceedings only if it is finally and specifically determined by the arbitrators that the Indemnitee's position in initiating the arbitration was frivolous and completely without merit.

     4. INDEPENDENT COUNSEL.

     (a) The Company agrees that if there is a Change in Control of the Company (other than a Change of Control which has been approved in advance by a majority of the Company's Board of Directors who were elected by the public shareholders prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under the Charter, this Agreement or any other agreement or Company by-law now or hereafter in effect relating to indemnification, the Company shall (unless otherwise agreed by the Indemnitee) seek legal advice exclusively from Independent Counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and to the Indemnitee as to whether the Indemnitee is entitled to be indemnified under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel and fully to indemnify such counsel against any





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and all expenses (including attorney's fees), claims, liabilities and damages arising out of or relating to this Agreement or such counsel's engagement pursuant hereto.

     (b) Following the initial selection of Independent Counsel by the Indemnitee the Company may within seven (7) days deliver to the Indemnitee a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel selected does not satisfy the definition of Independent Counsel in subsection 1(c) and the objection shall set forth with particularity the factual basis for such assertion. Absent a proper and timely objection, the person, persons or firm selected shall act as Independent Counsel. If such written objection is made, the Indemnitee may select alternate Independent Counsel. If the Company objects to the alternate selection the Indemnitee may either seek a judicial determination that such objections were inappropriate or else the Indemnitee may direct that the Company select Independent Counsel by lot from among the North Carolina firms having more than 25 attorneys and having a rating of "av" or better in the then current Martindale-Hubbell Law Directory. Such selection by lot shall be made by the principal financial officer of the Company in the presence of the Indemnitee (and the Indemnitee's legal counsel, or either or neither of them as the Indemnitee may elect). Such law firms shall be contacted in the order of their selection, requesting each firm to accept engagement to make the determination required, until one of such firms accepts such engagement. Notwithstanding the foregoing, in lieu of selection of alternate Independent Counsel after the Company has objected to the Indemnitee's first or second selection, the Indemnitee may request and direct that the Independent Counsel method be dispensed with and that any dispute be decided by arbitration as provided in subsection 3(f).

     (c) Considering that a fundamental purpose of this Agreement is to provide for and ensure the timely advance of an Indemnitee's Expenses in any event, if there is a Change of Control and the Indemnitee must commence arbitration proceedings to secure an advance of his Expenses, the arbitrators shall have discretion to award punitive damages to the Indemnitee if it is found that the Company's failure to advance the Indemnitee's expenses makes such an award appropriate in the circumstances.

     5. INDEMNIFICATION FOR ENFORCEMENT EXPENSES. The Company shall indemnify the Indemnitee against any and all Expenses (including attorneys' fees) and, if requested by the Indemnitee, shall (within two business days of such request) advance such expenses to the Indemnitee, which are incurred by the Indemnitee in connection with any Proceeding initiated by the Indemnitee for: (i) indemnification or advancement of Expenses by the Company under the North Carolina Business Corporation Act (the "NCBCA"), the Charter, this Agreement, or any other agreement or Company by-law, vote of shareholders or resolution of the Board now or hereafter in effect relating to indemnification; or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company. The Indemnitee shall cooperate with the person, persons or entity making the determination with respect to the Indemnitee's entitlement to indemnification under this Agreement. Any expenses incurred by the Indemnitee in so cooperating shall be borne by the Company (irrespective of the determination as to the





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Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

     6. SUCCESS; PARTIAL INDEMNITY, ETC. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all claims made against him in a Proceeding or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, settlements, penalties or fines paid as a result of a Proceeding but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

     7. BURDEN OF PROOF. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the person or persons or entity or body making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement and the burden of overcoming such presumption by clear and convincing evidence shall be on the Company. The termination of any claim, action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee's activities were at the time taken known or believed by him to be clearly in conflict with the best interests of the Company, or that a court has determined that indemnification is not permitted. In addition, neither the failure of the Reviewing Party to have made a determination as to the Indemnitee's state of mind, nor an actual determination by the Reviewing Party that the Indemnitee had a state of mind prior to the commencement of arbitration (if applicable) or legal proceedings to secure a determination that the Indemnitee should be indemnified under this agreement and applicable law, shall be a defense to the Indemnitee's claim or create a presumption of any kind. The knowledge and/or actions, or failure to act, of any director, officer, agent, fiduciary or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.

     8. NONEXCLUSIVITY, ETC. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Charter, the North Carolina Business Corporation Act (the "NCBCA"), any by-law of the Company, any other agreement, a vote of shareholders or a resolution of the Board of Directors or otherwise. To the extent that a change in the NCBCA (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Charter and this Agreement, it is the intent of the parties that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

     9. CONTRIBUTION. In the event the indemnification provided for in Section 3 of this Agreement is unavailable to the Indemnitee in connection with any Proceeding under any Federal law, the Company, in lieu of indemnifying the Indemnitee, shall contribute





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to the Expenses incurred by the Indemnitee in such proportion as deemed fair and reasonable by the Reviewing Party, in light of all the circumstances of the Proceeding giving rise to such Expenses, in order to reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding, and (ii) the relative fault of each.

     10. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

     11. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Indemnitee, the Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

     12. PROCEDURES VALID. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Agreement that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. If a determination is made that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration

     13. AMENDMENTS, ETC. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     14. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute an appropriate document in favor of the Company to secure such rights.

     15. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, the Charter, Company by-laws or otherwise) of the amounts otherwise indemnifiable hereunder.





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     16. BINDING EFFECT, ETC.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger or consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or corporate officer of the Company or of any other entity at the Company's request. In the event of his demise, this agreement shall be enforceable by the Indemnitee's legal representatives as fully as if the Indemnitee had survived.

     17. SEVERABILITY; HEADINGS; PRONOUNS. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. The masculine pronoun wherever used in this Agreement includes the corresponding feminine pronoun.

     18. NOTICE OF PROCEEDINGS; NOTICES. The Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or
(ii) on the third business day after mailing if mailed by certified or registered mail with postage prepaid, and addressed as follows: If to the Indemnitee, as shown after the Indemnitee's signature below; and if to the Company, to Corporate Secretary, Rayonier Inc., 1177 Summer Street, Stamford, CT 06905-5529 or such other address as may have been furnished in writing to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

     19. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.





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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                         RAYONIER INC.

                         By
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                         [Title]



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                         [Address]





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